SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2014

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware    19901

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into Material Definitive Agreements.

On August 26, 2014, we entered into an amendment to extend closing under our May 28, 2014 agreement to sell Nashville Superspeedway. The amendment provides the purchaser with an additional 30 days to close, so closing is now scheduled to take place on or before October 25, 2014. Environmental due diligence has been completed with no material concerns noted. The purchaser’s Inspection Period (addressing environmental, title and survey matters) expired on August 26, 2014, but under the amendment, the purchaser has until October 7, 2014 to satisfy itself relative to various title and survey items that arose during diligence before its deposit becomes non-refundable.

Amendment No. 1 dated August 26, 2014 to Purchase and Sale Agreement by and between Dover Motorsports, Inc., Nashville Speedway, USA, Inc. and NeXovation, Inc. is attached to this Form 8-K as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

10.1    Amendment No. 1 dated August 26, 2014 to Purchase and Sale Agreement between Dover Motorsports, Inc., Nashville Speedway, USA, Inc. and NeXovation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Timothy R. Horne
Timothy R. Horne
Sr. Vice President - Finance and Chief Financial Officer

Dated: August 29, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 1 dated August 26, 2014 to Purchase and Sale Agreement between Dover Motorsports, Inc., Nashville Speedway, USA, Inc. and NeXovation, Inc.